As filed with the Securities and Exchange Commission on January 19, 2011

 Registration No. 333-56496
 Registration No. 333-99181

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-56496
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-99181
Under
The Securities Act of 1933

COSINE COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-3280301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

61 East Main Street, Suite B
Los Gatos, California 95030
(408) 933-6494
(Address of principal executive offices, including zip code)

1997 Stock Plan
2000 Stock Plan
2000 Employee Stock Purchase Plan
2000 Director Option Plan
2002 Stock Plan
(Full title of the plans)

Terry R. Gibson
Chief Executive Officer
CoSine Communications, Inc.
61 East Main Street, Suite B
Los Gatos, California 95030
(408) 933-6494
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

Registration Statement on Form S-8 (File No. 333-56496) registering 25,535,979 shares of CoSine Communications, Inc. (the “Company”) common stock, par value $0.0001per share (the “Common Stock”), for the CoSine Communications, Inc. 1997 Stock Plan, the CoSine Communications, Inc. 2000 Stock Plan, the CoSine Communications, Inc. 2000 Employee Stock Purchase Plan and the CoSine Communications 2000 Director Option Plan.

Registration Statement on Form S-8 (File No. 333-99181) registering 17,225,190 shares of Common Stock the CoSine Communications, Inc. 2002 Stock Plan, the CoSine Communications, Inc. 2000 Stock Plan, the CoSine Communications, Inc. 2000 Employee Stock Purchase Plan and the CoSine Communications 2000 Director Option Plan.

The Company intends to deregister its Common Stock under Sections 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through the filing of a Form 15. Because the Company will no longer be filing reports pursuant to the Exchange Act, the Company is deregistering the remaining securities registered but unsold under the Registration Statements, if any, in accordance with an undertaking made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering.

[Signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Gatos, California, on January 13, 2010.

COSINE COMMUNICATIONS, INC.

By:	/s/ Terry R. Gibson
Terry R. Gibson
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed on January 13, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Terry R. Gibson	Chief Executive Officer, Chief Financial Officer and
Terry R. Gibson	Director (Principal Executive Officer and Principal Accounting Officer)

/s/ Donald Green	Chairman of the Board and Director
Donald Green

/s/ Charles J. Abbe	Director
Charles J. Abbe

/s/ Jack L. Howard	Director
Jack L. Howard